Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

SALLY HOLDINGS LLC1
SALLY CAPITAL INC.
(Exact name of obligor as specified in its charter)

Delaware	36-4472381
Delaware	56-2620323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3001 Colorado Boulevard
Denton, Texas 76210
(Address of principal executive offices)

9.25% Senior Notes due 2014
10.5% Senior Subordinated Notes due 2016
(Title of the indenture securities)

1See Table 1—List of additional obligors

Table 1

Exact Name of Additional Registrant as Specified in its Charter/Constituent Documents*	Jurisdiction of Incorporation	Federal EIN
Armstrong McCall Holdings, Inc.	Texas	74-1499645
Armstrong McCall Holdings, L.L.C.	Delaware	74-2766844
Armstrong McCall, L.P.	Texas	74-2766845
Armstrong McCall Management, L.C.	Texas	74-2766842
Arnolds, Inc.	Arkansas	71-0007082
Beauty Holding LLC	Delaware	36-405 3597
Beauty Systems Group LLC	Delaware	36-4201155
Beyond the Zone, Inc.	Delaware	35-2180117
Brentwood Beauty Laboratories International, Inc.	Texas	74-1994945
Coloresse, Inc.	Delaware	20-5230193
Design Lengths, Inc.	Delaware	41-2239996
Diorama Services Company, LLC	Delaware	20-5230107
Energy of Beauty, Inc.	Delaware	20-2319441
Esthetician Services, Inc.	Delaware	36-4270982
For Perms Only, Inc.	Delaware	84-1617038
High Intensity Products, Inc.	Delaware	20-0129876
Innovations—Successful Salon Services	California	95-4251192
Ion Professional Products, Inc.	Delaware	36-3570397
Lady Lynn Enterprises, Inc.	Delaware	36-4027023
Land of Dreams, Inc.	Delaware	20-2709463
Lome Beauty International, Inc.	Delaware	36-4260404
Miracle Lane, Inc.	Delaware	20-2319484
Modern Panache, Inc.	Delaware	20-2709606
Nail Life, Inc.	Delaware	20-0129898
Neka Salon Supply, Inc.	New Hampshire	02-0347958
New Image Professional Products, Inc.	Delaware	36-4101842
Power IQ, Inc.	Delaware	41-2240000
Procare Laboratories, Inc.	Delaware	36-4294731
Sally Beauty Distribution LLC	Delaware	75-2624245
Sally Beauty Distribution of Ohio, Inc.	Delaware	36-4401725
Sally Beauty International Finance LLC	Delaware	75-2719403
Sally Beauty Supply LLC	Delaware	36-2683258
Salon Success International LLC	Florida	14-1819659
Satin Strands, Inc.	Delaware	20-5230137
Sexy U Products, Inc.	Delaware	20-0129827
Silk Elements, Inc.	Delaware	20-0129848
Soren Enterprises, Inc.	Delaware	41-2240003
Tanwise, Inc.	Delaware	20-2319525
Venetian Blends, Inc.	Delaware	20-5230165

*The address for each of the additional registrants is c/o Sally Holdings LLC, 3001 Colorado Boulevard, Denton, Texas 76210

Item 1. General Information. Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

  Comptroller of the Currency
  Treasury Department
  Washington, D.C.

  Federal Deposit Insurance Corporation
  Washington, D.C.

  Federal Reserve Bank of San Francisco
  San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

  None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.
*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming, Inc. file number 333-125274.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Middletown and State of Connecticut on the 20th day of June 2007.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JOSEPH P. O'DONNELL Joseph P. O'Donnell Vice President

EXHIBIT 6

June 20, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JOSEPH P. O'DONNELL Joseph P. O'Donnell Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,

        at the close of business March 31, 2007, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,467
Interest-bearing balances		1,280
Securities:
Held-to-maturity securities		0
Available-for-sale securities		40,238
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		6,195
Securities purchased under agreements to resell		1,187
Loans and lease financing receivables:
Loans and leases held for sale		33,093
Loans and leases, net of unearned income	251,321
LESS: Allowance for loan and lease losses	2,151
Loans and leases, net of unearned income and allowance		249,170
Trading Assets		3,665
Premises and fixed assets (including capitalized leases)		4,173
Other real estate owned		657
Investments in unconsolidated subsidiaries and associated companies		392
Intangible assets
Goodwill		8,994
Other intangible assets		18,668
Other assets		16,668

Total assets		$396,847

LIABILITIES
Deposits:
In domestic offices		$269,773
Noninterest-bearing	75,101
Interest-bearing	194,672
In foreign offices, Edge and Agreement subsidiaries, and IBFs		43,580
Noninterest-bearing	6
Interest-bearing	43,574
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,911
Securities sold under agreements to repurchase		6,114

Trading liabilities	2,328
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	6,914
Subordinated notes and debentures	10,148
Other liabilities	14,055

Total liabilities	$356,823
Minority interest in consolidated subsidiaries	58
EQUITY CAPITAL	0
Perpetual preferred stock and related surplus
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,751
Retained earnings	14,239
Accumulated other comprehensive income	456
Other equity capital components	0

Total equity capital	39,966

Total liabilities, minority interest, and equity capital	$396,847

        I, Karen B. Nelson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Nelson Vice President

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf Carrie Tolstedt	Directors